                                  EXHIBIT 12(b)
                                 SUNAMERICA INC.
 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
    (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS AND INTEREST INCURRED ON SENIOR DEBT, BUT EXCLUDE INTEREST INCURRED
    ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)



                                                                Years  ended  September  30,
                                   ---------------------------------------------------------
                                       1998        1997        1996        1995       1994
                                    ---------   ---------   ---------   ---------   --------
                                                (in thousands, except ratios)
Earnings:
Pretax income. . . . . . . . . . .  $  707,312  $  537,050  $  392,027  $  279,606  $240,001

Add:
  Interest incurred on
    senior indebtedness. . . . . .     120,253     106,279      69,033      55,985    50,292

Dividends paid on preferred
  securities of grantor trusts . .      41,178      41,874      20,235       1,673        --
                                    ----------  ----------  ----------  ----------  --------
Total earnings . . . . . . . . . .  $  868,743  $  685,203  $  481,295  $  337,264  $290,293
                                    ==========  ==========  ==========  ==========  ========

Combined fixed charges and
  preferred stock dividends:
Interest incurred on:
  Senior indebtedness. . . . . . .  $  120,253  $  106,279  $   69,033  $   55,985  $ 50,292

Dividends paid on preferred
  securities of grantor trusts . .      41,178      41,874      20,235       1,673        --
Dividends paid on preferred
  stock of SunAmerica Inc.,
  on a tax equivalent basis. . . .      16,987      26,648      38,662      41,914    54,528
                                    ----------  ----------  ----------  ----------  --------
Total combined fixed charges
  and preferred stock dividends. .  $  178,418  $  174,801  $  127,930  $   99,572  $104,820
                                    ==========  ==========  ==========  ==========  ========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends (which include
  dividends paid on preferred
  securities of grantor trusts
  and interest incurred on senior
  debt, but exclude interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits). . . . . . .        4.9x        3.9x        3.8x        3.4x      2.8x
                                    ==========  ==========  ==========  ==========  ========

                                 SUNAMERICA INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
 (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS
             AND INTEREST INCURRED ON SENIOR DEBT, FIXED ANNUITIES,
               GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)



                                                                      Years  ended  September  30,
                                       -----------------------------------------------------------
                                          1998         1997         1996         1995        1994
                                       ----------   ----------   ----------   ----------  --------
                                                    (In thousands, except ratios)
Earnings:
Pretax income . . . . . . . . . . . .  $   707,312  $   537,050  $   392,027  $   279,606  $240,001
                                       -----------  -----------  -----------  -----------  --------
Add:
  Interest incurred on:
    Fixed annuity contracts . . . . .      721,490      644,426      410,269      258,730   254,464
    Guaranteed investment
      contracts . . . . . . . . . . .      426,496      314,144      252,027      213,340   150,424
    Trust deposits. . . . . . . . . .        9,400        9,726        9,968       10,519     8,516
    Senior indebtedness . . . . . . .      120,253      106,279       69,033       55,985    50,292
                                       -----------  -----------  -----------  -----------  --------
    Total interest incurred . . . . .    1,277,639    1,074,575      741,297      538,574   463,696
                                       -----------  -----------  -----------  -----------  --------
Dividends paid on preferred
  securities of grantor trusts. . . .       41,178       41,874       20,235        1,673        --
                                       -----------  -----------  -----------  -----------  --------
Total earnings. . . . . . . . . . . .  $ 2,026,129  $ 1,653,499  $ 1,153,559  $   819,853  $703,697
                                       ===========  ===========  ===========  ===========  ========

Combined fixed charges and
  preferred sock dividends:
Interest incurred on:
  Fixed annuity contracts . . . . . .  $   721,490  $   644,426  $   410,269  $   258,730  $254,464
  Guaranteed investment
    contracts . . . . . . . . . . . .      426,496      314,144      252,027      213,340   150,424
  Trust deposits. . . . . . . . . . .        9,400        9,726        9,968       10,519     8,516
  Senior indebtedness . . . . . . . .      120,253      106,279       69,033       55,985    50,292
                                       -----------  -----------  -----------  -----------  --------
  Total  interest incurred. . . . . .    1,277,639    1,074,575      741,297      538,574   463,696

Dividends paid on preferred
  securities of grantor trusts. . . .       41,178       41,874       20,235        1,673        --
Dividends paid on preferred
  stock of SunAmerica Inc.,
  on a tax equivalent basis . . . . .       16,987       26,648       38,662       41,914    54,528
                                       -----------  -----------  -----------  -----------  --------
Total combined fixed charges
  and preferred stock dividends . . .  $ 1,335,804  $ 1,143,097  $   800,194  $   582,161  $518,224
                                       ===========  ===========  ===========  ===========  ========
Ratio of earnings to combined
  fixed charges and preferred stock
  dividends (which include dividends
  paid on preferred securities of
  grantor trusts and interest
  incurred on senior debt, fixed
  annuities, guaranteed investment
  contracts and trusts deposits . . .         1.5x         1.4x         1.4x         1.4x      1.4x
                                       ===========  ===========  ===========  ===========  ========